Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-113945 of Potash Corporation of Saskatchewan Inc. on Form S-8 our report dated March 25, 2004 appearing in this PCS U.S. Employees' Savings Plan Annual Report on Form 11-K for the year ended December 31, 2003.



/s/ DELOITTE & TOUCHE L.L.P.
Chicago, Illinois
June [   ], 2003